Exhibit 99.1

EV ENERGY PARTNERS ANNOUNCES AGREEMENT ON COMPREHENSIVE RESTRUCTURING

March 14, 2018

HOUSTON, March 14, 2018 (GLOBE NEWSWIRE) — EV Energy Partners, L.P. (NASDAQ: EVEP) and its subsidiaries (collectively, “EVEP” or the “Company”) today announced that the Company entered into a restructuring support agreement (“RSA”) with certain holders of approximately 70% of its 8.0% senior notes due 2019 (the “Senior Notes”) and lenders holding approximately 94% of the principal amount outstanding under the Company’s reserve-based lending facility on March 13, 2018. The RSA was also signed by EnerVest, Ltd. (“EnerVest”) and EnerVest Operating, L.L.C. (“EnerVest Operating”) as they will continue to provide services to the Company.

The RSA contemplates a comprehensive restructuring of the Company’s capital structure, to be implemented through a proposed pre-packaged plan of reorganization (the “Plan”) that will significantly deleverage the Company’s balance sheet. Consistent with the RSA, the Company will commence the solicitation of votes to accept or reject the Plan today and commence its prepackaged bankruptcy case in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on or before April 8, 2018. Neither EnerVest nor EnerVest Operating is seeking Chapter 11 bankruptcy relief.

More specifically, the Plan, which is subject to confirmation by the Bankruptcy Court, contemplates the equitization of all of the Company’s Senior Notes and the entry into an amended reserve-based lending facility with the Company’s existing lenders. Additionally, the Plan contemplates that suppliers, customers and other holders of general unsecured claims will be paid in full in the ordinary course of business and otherwise be unimpaired. The Company does not plan to reject any of its existing contracts as part of the restructuring.

The Company expects EnerVest Operating to continue as the primary operator for its oil and natural gas properties in the Barnett Shale, San Juan Basin, Appalachian Basin, Michigan, Central Texas, Permian Basin, Monroe Field and Karnes County, TX.

“We believe that this provides the best path forward for our Company to reduce leverage, maintain access to liquidity and maximize value for all of our stakeholders. During the restructuring and upon emergence, we expect to have ample liquidity and do not anticipate the need for debtor-in-possession financing or other additional capital,” said Michael Mercer, President and CEO.

Upon consummation, the restructuring would, among other things:

•	Amend the Company’s reserve-based lending facility;

•	Eliminate more than $343 million of principal and accrued interest with respect to the Senior Notes, in exchange for 95% of the reorganized Company’s equity as of the effective date of the Plan (subject to dilution by a management incentive plan and warrants for existing unit holders);

•	Pay all supplier, service provider, customer, employee, royalty and working interest obligations in full in the ordinary course; and

•	Provide the Company’s existing unitholders with consideration in the form of 5% of the reorganized Company’s equity (subject to dilution by a management incentive plan and warrants for existing unitholders) and 5-year warrants to acquire up to 8% of the equity in the reorganized Company.

The Company’s existing unitholders may be allocated taxable income and loss in connection with the restructuring, including cancellation of indebtedness income (“CODI”), if any, that could result from the court-supervised reorganization process. In general, CODI will be allocated to persons who are deemed to hold the units when the events giving rise to such CODI occur. The Company’s existing unitholders are not eligible to vote on the Plan but are encouraged to refer to the RSA and the Disclosure Statement for additional information, which is included with the Form 8-K filed with the Securities and Exchange Commission today.

The Company intends to commence solicitation on the Plan today. Votes on the Plan must be received by Prime Clerk, LLC, the Company’s voting agent, by March 30, 2018, unless the deadline is extended. The record date for voting has been set as March 12, 2018. Subject to approval by EVEP’s board of directors, the Company anticipates filing voluntary petitions for relief under chapter 11 in the Bankruptcy Court by April 8, 2018. Subject to Bankruptcy Court approval of the Plan and the satisfaction of certain conditions to the Plan and related transactions, the Company expects to consummate the Plan and emerge from chapter 11 before the end of the second quarter of 2018. There can be no assurances that the Plan will be approved or confirmed by the Bankruptcy Court, by that time, or at all.

This press release is for information purposes only and is not intended to be, and should not in any way be construed as, a solicitation of votes of noteholders or other investors regarding the Plan, and shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state. Any securities to be issued pursuant to the Plan will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Any solicitation or offer to sell will be made pursuant to and in accordance with the Disclosure Statement distributed to holders of the Company’s outstanding Senior Notes and lenders under the Company’s reserve-based lending facility and applicable law.

More detailed information on the restructuring can be found in the RSA and Disclosure Statement which is included with the Form 8-K filed with the Securities and Exchange Commission today. Further information on the Company as well as the restructuring process and plan will be included in a disclosure document which will be used in the solicitation process.

Advisors

Kirkland & Ellis LLP is acting as legal counsel and Perella Weinberg Partners LP is acting as financial advisor to the Company in connection with its restructuring efforts. Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel, and Intrepid Partners LLC is acting as financial advisor to the noteholders party to the RSA. Simpson Thacher & Bartlett LLP is acting as legal counsel and RPA Advisors, LLC is acting as financial advisor to the lenders party to the RSA.

About EV Energy Partners, L.P.

EV Energy Partners, L.P. is a master limited partnership engaged in acquiring, producing and developing oil and natural gas properties. More information about EVEP is available on the internet at http://www.evenergypartners.com.

Forward Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that EVEP expects, believes or anticipates will or may occur in the future are forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in our most recent Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other reports filed from time to time by EVEP with the Securities and Exchange Commission, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. Although we believe that the forward-looking statements contained in this press release are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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Any forward-looking statement speaks only as of the date on which such statement is made and EVEP undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

These forward-looking statements relate, in part, to (i) EVEP’s ability to obtain approval by the Bankruptcy Court of the Plan or any other plan of reorganization, including the treatment of the claims of EVEP’s lenders and trade creditors, among others; (ii) EVEP’s ability to obtain approval with respect to motions in the chapter 11 cases and the Bankruptcy Court’s rulings in the chapter 11 cases and the outcome of the chapter 11 cases in general; (iii) the length of time the Debtors will operate under the chapter 11 cases; (iv) risks associated with third-party motions in the chapter 11 cases, which may interfere with the Debtors’ ability to develop and consummate the Plan or other plan of reorganization; (v) the potential adverse effects of the chapter 11 cases on the Debtors’ liquidity, results of operations or business prospects; (vi) the ability to execute EVEP’s business and restructuring plan; (vii) increased legal and advisor costs related to the chapter 11 cases and other litigation and the inherent risks involved in a bankruptcy process; and (viii) other factors disclosed by EVEP from time to time in its filings with the SEC, including those described under the caption “Risk Factors” in EVEP’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

EV Energy Partners, L.P., Houston

Nicholas Bobrowski

713-651-1144

http://www.evenergypartners.com

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